Exhibit 10.1


                 Executive Officers Equity Compensation Summary
                 ----------------------------------------------


                                       Restricted Stock*
   Executive Officer                    (TimeVesting)(#)      Stock Options* (#)


Charles H. Turner
   Executive Vice President,
   Chief Financial Officer                 15,000                45,000


Jay R. Jacobs                              15,000                45,000
   Executive Vice President,
   Merchandising


David A. Walker
   Executive Vice President,               10,000                35,000
   Planning and Allocations




*All equity awards were granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan. The grants were effective April 11, 2008 and the stock options have an exercise price of $7.45, which was the NYSE closing price of the Company's Common Stock on Friday, April 11, 2008.